UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

Nissan Wholesale Receivables Corporation II

(Exact name of Depositor as specified in its charter)

Nissan Master Owner Trust Receivables

(Exact name of Issuing Entity as specified in its charter)

Delaware	333-182980-01	51-6538952
(State or Other Jurisdiction of Incorporation of Issuing Entity)	(Commission File Number of Issuing Entity)	(IRS Employer Identification No. of Issuing Entity)

ONE NISSAN WAY ROOM 5-124 FRANKLIN, TENNESSEE	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 725-1122

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 28, 2013, Nissan Master Owner Trust Receivables (the “Issuing Entity”) and U.S. Bank National Association (the “Indenture Trustee”) entered into a Series 2013-A Indenture Supplement, (the “Indenture Supplement”), to the Amended and Restated Indenture, dated as of October 15, 2003 (the “Indenture”), by and between the Issuing Entity and the Indenture Trustee, pursuant to which the Issuing Entity issued the Series 2013-A Notes (the “Notes”). The Notes, with an aggregate principal balance of $1,000,000,000, were sold pursuant to an Underwriting Agreement, dated February 20, 2013 (the “Underwriting Agreement”), by and among Nissan Wholesale Receivables Corporation II, Nissan Motor Acceptance Corporation, the Issuing Entity and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as representative of the several underwriters (collectively, the “Underwriters”). The Notes have been registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 (Commission File No. 333-182980).

ITEM 8.01 OTHER EVENTS

Attached as Exhibit 4.1 is the Indenture Supplement. Other relevant documents relating to the issuance of the Notes have been previously filed with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description

Exhibit 4.1	Series 2013-A Indenture Supplement, dated as of February 28, 2013, by and between Issuing Entity, as issuer, and the Indenture Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISSAN WHOLESALE RECEIVABLES CORPORATION II

By:	/s/ Shishir Bhushan
Name:	Shishir Bhushan
Title:	Treasurer

Date: March 1, 2013

EXHIBIT INDEX

Item 601(a) of Regulation S-K

Exhibit No.	Description

Exhibit 4.1	Series 2013-A Indenture Supplement, dated as of February 28, 2013, by and between Issuing Entity, as issuer, and the Indenture Trustee.